Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
December 31, 2025

Subsidiary	State/Jurisdiction of Incorporation/Organization

AcesSalem, LLC	New Hampshire
Arlington Park Racecourse, LLC	Illinois
BB Development, LLC d/b/a Oxford Casino	Maine
BetAmerica LLC	Delaware
CCRG, LLC	Kentucky
CDIHC, LLC	Delaware
CDITH, LLC	Delaware
CDNH, LLC	Delaware
CEP IV Chicago Holdco LLC	Delaware
Calder Race Course, Inc., d/b/a Calder Casino and Race Course	Florida
Churchill Downs Insurance Company, LLC	Kentucky
Churchill Downs Interactive Canada Ltd.	British Columbia
Churchill Downs Interactive Gaming, LLC	Delaware
Churchill Downs Louisiana Horseracing Company, L.L.C. d/b/a Fair Grounds Race Course & Slots	Louisiana
Churchill Downs Louisiana Video Poker Company, L.L.C.	Louisiana
Churchill Downs Management Company, LLC	Kentucky
Churchill Downs Racetrack, LLC	Kentucky
Churchill Downs Technology Initiatives Company d/b/a TwinSpires.com	Delaware
Colonial Downs Group, LLC	Delaware
DCGD, LLC	Delaware
Derby City Gaming, LLC	Kentucky
Derby City Gaming Downtown, LLC	Kentucky
Ellis Entertainment, LLC	Kentucky
Exacta Systems, LLC	Indiana
Exacta Services, Inc	Delaware
HCRH, LLC	Delaware
KYCR Holdings, LLC	Delaware
Kymalimi, LLC	New Hampshire
Lago Resort & Casino LLC	Delaware
Magnolia Hill, LLC d/b/a Riverwalk Casino Hotel, LLC	Delaware
Miami Valley Gaming & Racing, LLC	Delaware
Midwest Gaming Holdings, LLC	Delaware
Midwest Gaming & Entertainment, LLC	Delaware
MVGR, LLC	Delaware
NKYRG, LLC	Delaware
Ocean Downs LLC	Maryland
Ocean Downs Enterprise 589 LLC	Maryland
Old Bay Gaming and Racing, LLC	Delaware
Owensboro Racing & Gaming, LLC	Kentucky
PID, LLC d/b/a Presque Isle Downs & Casino	Pennsylvania
PPE Casino Resorts NH, LLC	Delaware

Exhibit 21

Quad City Downs Inc	Iowa
Racing Services, LLC	Maryland
SCE Partners, LLC	Iowa
SW Gaming, LLC d/b/a Harlow's Casino Resort & Spa	Mississippi
Tropical Park, LLC	Florida
Turfway Park, LLC	Delaware
United Tote Canada, Inc.	Ontario
United Tote Company	Montana
United Tote Gaming Services, LLC	Kentucky
Video Services, L.L.C.	Louisiana
WKY Development, LLC	Delaware
Youbet.com, LLC	Delaware